SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:


NAME OF FUND                            MAXIMUM ANNUAL          INITIAL TERM END
                                   OPERATING EXPENSE LIMIT            DATE

Government Money Market Fund
     Institutional Class                   0.58%                   May 31, 2010
     Institutional Sweep Class             0.83%                   May 31, 2010
     Class A Shares                        1.08%                   May 31, 2010
Core Bond Fund
     Institutional Class                   0.75%                   May 31, 2010
     Class A                               1.00%                   May 31, 2010
     Class C                               1.75%                   May 31, 2010
Diversified International Fund
     Institutional Class                   1.50%                   May 31, 2010
     Class A                               1.75%                   May 31, 2010
     Class C                               2.50%                   May 31, 2010
Quantitative Long/Short Fund
     Institutional Class                   1.70%                   May 31, 2010
     Class A                               1.95%                   May 31, 2010
     Class C                               2.70%                   May 31, 2010
Burkenroad Small Cap Fund
     Class A                               1.40%                   May 31, 2010
     Class D                               1.65%                   May 31, 2010
Louisiana Tax-Free Income Fund
     Institutional Class                   0.75%                   May 31, 2012
     Class A                               1.00%                   May 31, 2012
     Class C                               1.75%                   May 31, 2014
Mississippi Tax-Free Income Fund
     Institutional Class                   0.75%                   May 31, 2012
     Class A                               1.00%                   May 31, 2012
     Class C                               1.75%                   May 31, 2014
Diversified Income Fund
     Institutional Class                   0.90%                   May 31, 2014
     Class A                               1.15%                   May 31, 2014
     Class C                               1.90%                   May 31, 2014


Amended: May 15, 2013



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